UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2018

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

385 Bell St, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer

On September 11, 2018, Flexsteel Industries, Inc. issued a press release announcing that Karel K. Czanderna, the Company’s President, Chief Executive Officer, and Director retired effective September 9, 2018.

In connection with Ms. Czanderna’s retirement and consistent with her Letter Agreement dated July 1, 2012 (as amended, “Letter Agreement”), Ms. Czanderna will receive certain severance benefits as described in the Letter Agreement, including:

(i)          a lump sum payment of $1,140,945, representing the aggregate of 18 months’ base salary and one and one-half times the annual incentive bonus for the fiscal year ending June 30, 2018;

(ii)         reimbursement or payment of the premiums for continuation of her medical benefits under COBRA for a period of 18 months; and

(iii)        payment for senior executive level outplacement program selected by Ms. Czanderna and reasonably approved by the Company.

Receipt of the foregoing severance payments and benefits is conditioned upon Ms. Czanderna entering into release agreement (“Release Agreement”) and not revoking the Release Agreement. Among other things, the Release Agreement will contain confidentiality provisions, non-competition and employee/client non-solicitation provisions applicable to Ms. Czanderna as well as mutual general releases and a mutual non-disparagement provision.

In accordance with the terms of the Company’s Cash Incentive Compensation Plan and Long-Term Incentive Plan, Ms. Czanderna is entitled to her annual cash incentive compensation and long-term equity incentive compensation payouts based on actual performance for the entire applicable performance periods, prorated for the amount of time Ms. Czanderna was employed by the Company during the applicable performance period. All of Ms. Czanderna’s stock options were fully vested at grant and are exercisable for a period of three years.

Appointment of Interim President

Until a permanent successor to Ms. Czanderna is appointed, the Board has appointed Jeffrey T. Bertsch as Interim President, effective September 9, 2018.

Mr. Bertsch, age 63, has served as a current Board member of the Company since 1997. Mr. Bertsch served as the Company’s former Senior Vice President of Corporate Services from 2004 to 2015 and former Vice President of Corporate Services from 1989 to 2004. Mr. Bertsch also currently serves as a current Board member of American Trust and Savings Bank. There are no arrangements or understandings between Mr. Bertsch and any other person pursuant to which he was appointed as the Company’s Interim President. There is no family relationship between or among Mr. Bertsch and any director, executive director, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Bertsch’s sister, Carrie Bliele, is employed by the Company as Vice President Merchandising and received compensation of $134,400 for the fiscal year ended June 30, 2018.

Mr. Bertsch will receive compensation from the Company for his service as Interim President in the amount of $10,000 per month.

The press release announcing Ms. Czanderna’s retirement and Mr. Bertsch’s appointment as Interim President is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 – Press Release by Flexsteel Industries, Inc. on September 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	September 13, 2018	By:	/s/ Marcus D. Hamilton
Marcus D. Hamilton
Chief Financial Officer, Secretary and Treasurer Principal Financial and Accounting Officer